UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Redfin Corporation
(Exact name of registrant as specified in its charter)

Delaware	74-3064240
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1099 Stewart Street, Suite 600 Seattle, WA 98101 (206) 576-5833
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Glenn Kelman Chief Executive Officer 1099 Stewart Street, Suite 600 Seattle, WA 98101 (206) 576-5833
(Name, address, including zip code, and telephone number, including area code, of agent for service

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:	☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:	☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.	☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.	☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.	☑
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.	☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☑	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.	☐

EXPLANATORY NOTE

This post-effective amendment no. 1 relates to the registration statement on Form S-3 (File No. 333-239222) (the “Registration Statement”) of Redfin Corporation (“Redfin”) that registers the offer and resale of up to 7,106,482 shares of Redfin’s common stock held by, or issuable to, the selling stockholder named therein (the “Selling Stockholder”). Redfin filed the Registration Statement on June 17, 2020, and it became effective automatically upon filing.

Redfin wishes to terminate the Registration Statement’s effectiveness because it no longer has a contractual obligation to maintain such effectiveness. Pursuant to Redfin’s undertaking in Item 17 of Part II of the Registration Statement, this post-effective amendment no. 1 removes from registration any and all unsold shares of common stock as of the date hereof, and the Registration Statement’s effectiveness is terminated.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on June 16, 2021.

Redfin Corporation (Registrant)

By	/s/ Chris Nielsen
Chris Nielsen Chief Financial Officer

No other person is required to sign this post-effective amendment no. 1 to the registration statement in reliance upon rule 478 under the Securities Act of 1933.